As filed with the Securities and Exchange Commission on May 23, 2006
Registration No. 333-124347

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	3674	77-0398779
(State or other jurisdiction of incorporation or organization)	(Primary SIC Code Number)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry S. Rawls
Chief Executive Officer
Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Stephen K. Workman Senior Vice President, Finance, Chief Financial Officer and Secretary Finisar Corporation 1308 Moffett Park Drive Sunnyvale, California 94089 (408) 548-1000	Dennis C. Sullivan, Esq. DLA Piper Rudnick Gray Cary US llp 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.     ☐

EXPLANATORY NOTE
      This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-124347, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering 1,659,279 shares of common stock not sold under the Registration Statement. Finisar Corporation hereby de-registers 1,659,279 shares of common stock.
SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on May 23, 2006.

FINISAR CORPORATION

By:	/s/ Jerry S. Rawls*

Jerry S. Rawls
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

/s/ Jerry S. Rawls* Jerry S. Rawls		Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 23, 2006

/s/ Stephen K. Workman Stephen K. Workman		Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 23, 2006

/s/ Roger C. Ferguson* Roger C. Ferguson		Director	May 23, 2006

/s/ Frank H. Levinson* Frank H. Levinson		Director	May 23, 2006

David C. Fries		Director	May , 2006

/s/ Larry D. Mitchell* Larry D. Mitchell		Director	May 23, 2006

Robert N. Stephens		Director	May , 2006

Dominique Trempont		Director	May , 2006

By:	/s/ Stephen K. Workman Stephen K. Workman Attorney-In-Fact